Exhibit 99.1

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EDITED TRANSCRIPT

SWHC—Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

EVENT DATE/TIME: MARCH 08, 2012 / 10:00PM GMT

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MARCH 08, 2012 / 10:00PM GMT, SWHC - Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

CORPORATE PARTICIPANTS

Liz Sharp Smith & Wesson Holding Corporation — IR

James Debney Smith & Wesson Holding Corporation — President and CEO

Jeff Buchanan Smith & Wesson Holding Corporation — CFO

CONFERENCE CALL PARTICIPANTS

Cai von Rumohr Cowen and Company — Analyst

Rommel Dionisio Wedbush Securities — Analyst

Bret Jordan Avondale Partners — Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the third quarter 2012 Smith & Wesson Holding Corporation’s earnings conference call. My name is Taheisha, and I will be your operator for today. At this time all participants are in listen-only mode. Later, we will conduct a question and answer session. (Operator Instructions). As a reminder, this conference is being recorded for replay purposes.

I would now like to turn the conference over to your host for today, Ms. Liz Sharp, Vice President of Investor Relations. Please proceed.

Liz Sharp — Smith & Wesson Holding Corporation — IR

Thank you and good afternoon. Our comments today may contain predictions, estimates, and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also include statements regarding sales, margins, expenses, and earnings for future periods, our product development and strategies, and liquidity and anticipated cash needs and availability.

Our forward-looking statements represent our current judgment about the future and they are subject to various risks and uncertainties. Risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings, including our Forms S-3, 8-K, 10-K, and 10-Q. You can find those documents as well as a replay of this call on our website at Smith-Wesson.com.

Today’s call contains time-sensitive information that is accurate only as of this time, and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today. Now, I will turn the call over to our President and CEO James Debney.

James Debney — Smith & Wesson Holding Corporation — President and CEO

Good afternoon. Thank you for joining us, and thank you for your interest in our Company.

With me on the call today is Jeff Buchanan, our Chief Financial Officer, who later on will provide a recap of our financial performance and an updated outlook.

Our fiscal third-quarter results delivered a material financial improvement and clearly demonstrate progress on a number of key strategic and operational initiatives. Here are some of the highlights.

We exceeded the high end of our sales guidance, the result of an exceptional operational effort of the team in stretching the capacity of our existing lines a bit earlier than expected. We more than doubled our year over year backlog, and today we raised our fiscal 2012 full-year revenue guidance. We materially improved gross margins and we delivered positive net income from continuing operations versus a loss in the year-ago period.

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MARCH 08, 2012 / 10:00PM GMT, SWHC - Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

We launched Dimension, our latest Thompson/Center Arms bolt action rifle, and two high-end M&P15 modern sporting rifles. We have begun manufacturing an exciting new handgun for the personal protection market. We will launch that product at the NRA show in April.

We completed our Thompson/Center Arms consolidation on time and on budget, which will improve both efficiencies and gross margins. And we sold our foundry business in New Hampshire and continue to market the real estate to a number of interested parties. I believe our results this quarter clearly demonstrated the very positive impact that we can generate by focusing intently on our firearms business.

Our strategic long-term objectives are as follows. Focus on our firearms business. Deliver truly exceptional high-quality products. Grow with the expanding market, but more importantly, take market share. And continue improving our gross and operating margins.

All of these objectives are designed to drive shareholder value. So with that, I will ask Jeff to review our third quarter financial results.

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

Thanks, James. Revenue was $98.1 million, which was about $2 million above the high end of our guidance. This is an increase of $18.9 million or 23.8% over the prior year.

In gross margins, the third quarter gross margin was 30.6%, over 6 percentage points higher than the 24.5% reported last year. I would note that the year-ago quarter included costs related to our strategic price repositioning activities. The gross margin was also helped by the increased sales volume, which improved overhead absorption.

Cost savings efforts reduced a promotion cost. The completion of the TC move and product mix also contributed to the improvements.

With regard to a product mix, we frequently get questions from investors on our various product gross margins. We do not give out that detail because it is highly competitive in nature, but I can give you some general thoughts. Margins in our professional channel are roughly on par with margins in our consumer channel, while Walther product gross margins where we largely act as a distributor are much lower.

International sales, which include both professional and consumer customers, tend to have the highest gross margins.

Now turning to operating expense. Third-quarter OpEx totaled $19.7 million or 20.1% of revenue versus $21.3 million or 26.9% of revenue last year. We were able to significantly lower our operating expense percentage by reducing our sales and marketing spend, despite a nearly 24% increase in revenue.

In addition, even though we had greater profit sharing and incentive expenses because of increased operating income, overall G&A costs were significantly down because of cost-saving efforts and because of reduced legal expenses relating to the DOJ/SEC investigations. In fact, the net expense in the quarter relating to the DOJ/SEC investigation was a little over $300,000. This was $2.4 million lower than in the same quarter in the prior year.

In part, expenses were down because we were able to eliminate the legal costs of defending our former employee against criminal charges whose case was recently dismissed by the government. In addition, expenses relating to our civil matters with the DOJ/SEC continue to decline as we have moved towards a resolution phase.

Now moving to net income, net income from continuing operations in Q3 nearly doubled our expectations and was $5.4 million or $0.08 per share, compared with a net loss of $2.7 million or $0.05 per share last year. Non-GAAP adjusted EBITDAS from continuing operations for the quarter was $14.8 million compared with $4.6 million last year.

Our definition of adjusted EBITDAS excludes costs we consider to be unusual or one-time. The reconciliation to GAAP net income can be found in our press release, which has been posted to our website.

So now, I will discuss a few balance sheet items. During the quarter we paid down the $30 million remaining balance on our convertible debt. At the end of the quarter we had $92.4 million in working capital, and despite paying down the convertible debt, no borrowings under our credit facility. In fact, at no time during the quarter did we draw down upon the line.

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MARCH 08, 2012 / 10:00PM GMT, SWHC - Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

Our cash balance at the end of the third quarter was $25.7 million. We currently do not believe that we will tap into our line of credit in the near term, especially as we are not in the market to make an acquisition.

Capital expenditures for the first 9 months of the year were $10.6 million and we expect to spend between $4 million and $6 million in the fourth quarter of the year. A large portion of our capital expenditures in this fiscal year are to drive capacity increases to meet our strategic objectives. Based on our need to continue to expand our capacity and upgrade our facilities, we expect capital expenditures to increase in the next fiscal year.

Now, just a quick comment on our discontinued operations. As we noted previously, we decided in the second quarter to divest our Security Solutions business and we have engaged Wedbush to act as our advisor. For the quarter, Security Solutions had a net loss of $955,000 or $0.01 per share, although the business did have positive operating cash flow in the quarter.

With that, I will turn the call back over to James for a discussion of our operational results.

James Debney — Smith & Wesson Holding Corporation — President and CEO

Thank you, Jeff. In terms of units, our growth for our third quarter came in at 20.4% excluding Walther products. That compares favorably to unit growth of adjusted NICS, or FBI background checks, of 20% for the same period.

Sales in our domestic consumer channel were strong at $86.8 million, which is 26% higher than last year. That growth was driven by increased consumer demand especially for our M&P polymer pistols, our M&P modern sporting rifles and our BODYGUARD 380 pistol.

In our professional channel, which includes international sales that also had an element of consumer sales, revenue was $10.4 million, an increase of 6% compared with last year. Our sales to law enforcement and government agencies reflects our success with meeting the most demanding standards for performance, safety, and durability. Our effort to satisfy these professional users translates to higher product performance for our consumer users as well. We believe this strategy supports growth in the consumer channel.

Now moving to a discussion of products, new products are important to us and we continue to maintain a robust new product pipeline. At SHOT show in January we launched two new M&P modern sporting rifles. We now have an even broader line in this very popular category, offering rifles ranging from the affordably priced entry-level, all the way up to the more expensive performance center models.

Also at SHOT we launched Dimension, the latest Thompson/Center Arms bolt action hunting rifle with interchangeable components that deliver a range of calibers on a single platform at a highly competitive price point. And as I mentioned earlier, we will be launching an exciting new product at the NRA show in April. Today we initiated our launch process with a posting of a teaser video on our website.

Our product strategy is to balance growth from new products with growth from our existing high-value product portfolio, particularly our M&P pistols and modern sporting rifles where we see opportunities for growth and market share gains.

Turning now to backlog, and I want to remind everyone, as we often do, that backlog is cancelable until shipped. Backlog at the end of Q3 of $198.5 million was about $49 million higher than at the end of Q2 representing sequential growth of 33%. Moreover, backlog was more than double compared with Q3 of last year.

We continue to work closely with our customers to anticipate orders for a rolling 12-month period. While this initiative has been tremendously helpful in planning our production levels, our backlog has continued to grow. We will continue to take the steps in operations that I have outlined in prior calls to address the backlog that exceeds our current capacity.

The incremental capacity that we plan to add in the fourth quarter will come from a variety of activities and resources. In addition to bringing on new equipment and refining our own processes, we will at the same time be supporting the ramp with many key suppliers who are providing us with critical components. At the same time, we are preparing for the launch of the new product that I described earlier.

Our level of operational activity is very high, and ramping capacity in a short timeframe is very challenging. That said, I have confidence in our team’s ability to step up to that challenge.

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MARCH 08, 2012 / 10:00PM GMT, SWHC - Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

During the quarter we refined our strategic goals and we developed a long-term business model. We included that model in our investor presentation which you can find on our website.

The model covers the next 3-year to 5-year time frame and aims for gross margin in the mid-30% range and operating margins in the high teens. This is an ambitious long-range target. And there are three areas we will focus on to get there.

First, growth, where we will balance growing market share with our M&P products while developing new products. Second, cost, where we will maintain a relentless focus on optimizing cost throughout the business. And third, efficiency, where we will work to streamline our business, our processes and our organization.

We believe our brand strength, diversified end markets and broad product and brand portfolio can allow us to capitalize on recent market strength while retaining capacity flexibility as we move into the future. Profitable growth is the primary goal.

Jeff and I had the opportunity to get on the road in January and share this model and our strategy with a number of investors. It was a very good experience for us, a chance to meet some of our current and prospective stockholders to share our strategy and to gather their feedback on our plans. I look forward to continuing that outreach in the months to come.

And now I will ask Jeff to provide our financial outlook for continuing operations.

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

Thanks. For the fourth quarter we expect sales of between $113 million and $118 million with a gross profit margin between 32% and 33%. We have based that revenue estimate on our available capacity, because given current market conditions we believe we will sell nearly everything we can manufacture. We expect operating expenses to be about $22 million and we estimate the tax rate at approximately 41%.

So, based on that fourth-quarter outlook, our sales guidance for the full year would rise to between $395 million and $400 million, which would represent growth in excess of 15%. The gross profit margin for the year would approach 30%, operating expenses would be around 21% and our tax rate would be around 41%. And lastly, we expect our share count for the fourth quarter and for the full fiscal year to be about 65 million shares. James?

James Debney — Smith & Wesson Holding Corporation — President and CEO

Thanks, Jeff. I want to thank the entire Smith & Wesson team for delivering a great quarter. And that concludes our prepared remarks, so now let’s open the call to questions from our analysts.

QUESTION AND ANSWER

Operator

(Operator Instructions). Cai von Rumohr.

Cai von Rumohr — Cowen and Company — Analyst

Yes, great quarter. Very impressive. Could you give us a little color on the split between handguns, Walther and sales in the quarter? I know we will get it in the Q coming out.

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MARCH 08, 2012 / 10:00PM GMT, SWHC - Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

Yes, handguns were about $57 million, which was about 58% of the total. Walther was [7 point — $7 million], which was just a little over 7%. Modern and sporting rifles were $20 million at around 20%. Hunting was $4 million at 4% and then there was other at around 9%.

Cai von Rumohr — Cowen and Company — Analyst

Got it. Okay, thank you very much. So, on the DOJ issue, given that the case has been dismissed against your employee should we — you know, does it look like now that that number is going to stay at that level though for the $300k, or possibly even recede?

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

Yes, you know, I think for the foreseeable — it is hard to actually figure out where this is going based on the recent dismissal of charges. So you can probably assume it would be in this range, but it is hard to say, because as you know there was recent dismissal of charges against the entire group, including our former employee.

Cai von Rumohr — Cowen and Company — Analyst

Okay. Very good. And you had that impressive growth margin in the third quarter, and I know the demand was stronger than it normally is. But the fourth quarter, how come — usually that — you got that (technical difficulty) that very strong volume. I would have expected given that you did 30.6% that you might be even above 33%.

Is that a cautious number? Or is there something else going on here in terms of mix or something like that?

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

You know, as we are ramping, as — we are doing this mix of outsourcing and insourcing because the insourcing ramp takes a lot longer. And it has basically changed this long-term strategy to do a little more outsourcing. So that is probably impacted a bit by some of the out (technical difficulty) costs.

James Debney — Smith & Wesson Holding Corporation — President and CEO

That’s technically so you will certainly see the outsourced components start to flow in more in the Q4.

Cai von Rumohr — Cowen and Company — Analyst

Okay, so that should — okay. And the outsourcing is what, lower gross margin, but lower OpEx expense? Or maybe help me understand that a bit.

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

It is definitely lower capital expenditures, and then of course, buying a product that you typically make, then reverse of it is making it and has to make a profit. And so that results in a higher cost to us.

James Debney — Smith & Wesson Holding Corporation — President and CEO

Yes, you have to remember we are losing an absorption opportunity there as each manufactured component that we buy in and assemble into a finished product.

Cai von Rumohr — Cowen and Company — Analyst

And it looks like your CapEx for the fourth quarter — is that a little lower than you had anticipated? Is there any slip there at all?

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MARCH 08, 2012 / 10:00PM GMT, SWHC - Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

Yes, it is a little bit lower than expected. I wouldn’t call it a slip. I would call it planned deferral.

Cai von Rumohr — Cowen and Company — Analyst

Because of —?

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

Just because we — that’s all we need right now, is the best way to say it.

James Debney — Smith & Wesson Holding Corporation — President and CEO

Yes. I mean, you could go back to what I was talking about in the script in terms of the level of activity and the operation at the moment. So there’s only so much we can handle, and we have got to be smart about that. We don’t want to overheat.

Cai von Rumohr — Cowen and Company — Analyst

Okay, good. And you continue to do extraordinarily well in terms of — if cash flow is good. So — and now that you have retired the debt, as we go forward, your net debt to cap is now at relatively relaxed levels, presumably going positive next year. Any thoughts about cash deployment?

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

Basically we will — as James talked about, we are going through trying to analyze basically where the market is going, the capital expenditures we think we are going to need. So I think that we probably would wait until the fall or early spring next year, basically see what is happening with respect to our cash, our future needs, and make a decision at that time whether we retire debt or repurchase shares, or save cash for a rainy day.

James Debney — Smith & Wesson Holding Corporation — President and CEO

Yes, and you have got to think about our strategic focus is our M&P platform and we have to make sure that we are right behind that and that is sufficiently resourced in terms of everything plus cash.

Cai von Rumohr — Cowen and Company — Analyst

Terrific. Thanks very much, guys.

James Debney — Smith & Wesson Holding Corporation — President and CEO

Thank you.

Operator

Rommel Dionisio from Wedbush Securities.

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MARCH 08, 2012 / 10:00PM GMT, SWHC - Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

Rommel Dionisio — Wedbush Securities — Analyst

Yes, thank you. James, I wonder if you could just give us a little more perspective on the market share gains that you are seeing in handguns specifically.

I understand obviously new products are part of that, but especially at a time when you are lowering sales and marketing spend a little bit, could you just walk us through the granularity of this winning formula that you have found in terms of how you are gaining so much share when, you know, frankly, M&P has been around for a few years now.

James Debney — Smith & Wesson Holding Corporation — President and CEO

I mean — we don’t really talk in the details of our share of analysis. But what I can say is we maintained in the quarter a leadership position when you talk about both the Smith & Wesson and the Walther branded handguns, but some we produce and some we buy and we sell. So we are certainly are still in a leadership position.

Certainly when you think about trends out there, the concealed carry personal protection trend is still exceptionally strong. As you know, we have a great portfolio of products that lends itself to growing there and meeting the needs of the consumer. And our Dimension, we are about to launch a brand-new product at the NRA show as well, which is straight into the concealed carry personal protection market. So I think what I — how I summarize everything is we are in a very, very strong position to continue to grow.

And as I mentioned M&P is the best — one of the best products out there. The adoption rate by the professional community is great. And we are looking forward to leveraging that in the future into the consumer channel.

Rommel Dionisio — Wedbush Securities — Analyst

Okay. Great. Well, congrats on the quarter. Thank you.

James Debney — Smith & Wesson Holding Corporation — President and CEO

Thank you.

Operator

(Operator Instructions). Bret Jordan from Avondale Partners.

Bret Jordan — Avondale Partners — Analyst

Hi, a couple of quick questions and one of them on the backlog. If you looked at the backlog and the units in it this year versus last year, has there been any meaningful change seeing a pickup in the M&P modern sporting rifle that drives either higher ASP’s? And any change in the margin and that backlog year-over-year?

James Debney — Smith & Wesson Holding Corporation — President and CEO

We never really go into the detail of what makes up our backlog by product. But, you know, as you have seen it continues to grow, which is really a good data point for us, helps us understand the mix of products that the market is demanding. As I said as well, we have been working with customers more into the future in terms of the next 12 months what their requirements will be. So, if you like, there is a split now in terms of our backlog as for immediate shift versus shift at some point in the future.

Bret Jordan — Avondale Partners — Analyst

Okay. And I guess talking about the product launch coming up in mid-April at the NRA, the Shield product I guess it’s called, is that something — it is clearly not in your backlog because you haven’t shown it yet. But it sounds like you are manufacturing a certain amount of inventory for when the dealer orders come in.

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MARCH 08, 2012 / 10:00PM GMT, SWHC - Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

When did you start manufacturing that product? And is that something that is in your fourth quarter projection as far as revenues? Or is it really going to trickle further out?

James Debney — Smith & Wesson Holding Corporation — President and CEO

Thanks for watching the teaser so quickly. Yes, we started producing the product in the quarter, in Q3. And we will be in a position obviously at launch where we do have inventory as we start to take orders.

Bret Jordan — Avondale Partners — Analyst

Okay. And one the last question on USR, just trying to get a feeling for where that is in its divestment. What is the sales trend on USR? You said it was operating cash flow positive. Is it stabilized on a year-over-year revenue standpoint that could give us some kind of feeling for what it’s tracking at, on annualized sales?

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

Yes, I think it is stabilized. And the revenue this year is — it was $8 million in this quarter. The reason there was positive cash flow, it was cash flow that was produced out of working capital, you know, reduced AR. We actually might spend a bit of working capital in Q4, but overall in the second half of the year our goal was to get that cash flow neutral. And that is what we think it’s going to be.

Bret Jordan — Avondale Partners — Analyst

Okay, but $8 million in what would be a seasonally slow quarter for USR, I mean we didn’t have much winter impact, but as I recall it was somewhat slower in the non-production months. Is it tracking to better than $30 million annualized?

Jeff Buchanan — Smith & Wesson Holding Corporation — CFO

It’s roughly and we haven’t really given a forecast on that. It was $10 million a year ago from quarter, $8.4 million this quarter, you know, so we are — and we are currently in the sales process.

We expect the sales — you know the sales and process was started around October. That could take as long as a year, but we are targeting the summertime hopefully to complete that transaction.

Bret Jordan — Avondale Partners — Analyst

Okay and then one last question. I guess on capacity utilization, are there any bottlenecks? You have got the New Hampshire consolidation into Springfield. Is there anything that, as you have worked with that, that we have got any production limitations? Or is it relatively smooth sailing?

James Debney — Smith & Wesson Holding Corporation — President and CEO

I mean, as you said, we did the consolidation of Thompson Center into Springfield, so we are good. I mean that was done, and it’s in the quarter. It’s started to prove itself, which we are very pleased to see, and we have a high level of confidence.

Bret Jordan — Avondale Partners — Analyst

All right, great. Thank you.

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MARCH 08, 2012 / 10:00PM GMT, SWHC - Q3 2012 SMITH & WESSON HLDG CORP Earnings Conference Call

Operator

(Operator Instructions). And, ladies and gentlemen, we have no more questions in the queue. I would now like to turn the conference over to the management for any closing remarks.

James Debney — Smith & Wesson Holding Corporation — President and CEO

Thank you, operator, and thanks everyone for joining us today. I look forward to seeing those of you who are coming out to the NRA show in St. Louis in April. We’ll also be attending the Roth Investor Conference in Laguna, California, on March 8th to 14th, and hope to see some of you there. We look forward to speaking with you next quarter.

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.

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